As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0899439
(State or Other Jurisdiction	(IRS Employer Identification No.)
of Incorporation or Organization)

310 Goddard, Suite 150

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

2006 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Scott R. Burell Chief Financial Officer CombiMatrix Corporation 310 Goddard, Suite 150 Irvine, CA 92618 (949) 753-0624 (Name, address and telephone number, including area code, of Agent For Service)	Copies of all communications to: Parker A. Schweich, Esq. Dorsey & Whitney LLP 600 Anton Blvd Costa Mesa, CA 92626 (714) 800-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common stock, $0.001 par value, issuable pursuant to 2006 Stock Incentive Plan	45,687 shares	$3.61	$164,930.07	$22.50

(1)                     Calculated pursuant to General Instruction E to Form S-8.  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)                     Estimated based upon the average of the high and low sales prices per share of the Registrant’s common stock on August 7, 2013, as reported on the NASDAQ Capital Market, solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended.

PREFATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 45,687 shares of Common Stock of CombiMatrix Corporation for issuance under the 2006 Stock Incentive Plan (the “Plan”).  The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 27, 2007 (File No. 333-145704), relating to the Plan, is incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

CombiMatrix Corporation. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 001-33523 with the Securities and Exchange Commission (the “Commission”):

(a)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on March 25, 2013;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed with the Commission on May 13, 2013;

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 filed with the Commission on August 9, 2013;

(d)                                 The Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2013, January 11, 2013, February 4, 2013, February 19, 2013, February 22, 2013 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), February 26, 2013, March 4, 2013, March 11, 2013, March 12, 2013, March 15, 2013, March 20, 2013 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), April 3, 2013, April 8, 2013, May 3, 2013, May 6, 2013 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), May 30, 2013, June 18, 2013, June 28, 2013, July 1, 2013 (other than information furnished pursuant to Items 2.02 and 7.01 thereof and related Exhibit 99.1), July 17, 2013, July 19, 2013 and July 29, 2013, and the Registrant’s Current Report on Form 8-K/A filed with the Commission on July 29, 2013; and

(e)                                  The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 6, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 001-33523), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e) of this Registration Statement.

4.2

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) filed with the Commission on December 26, 2006.

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1A to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on August 14, 2008.

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on December 4, 2012.

4.5

Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on October 1, 2012.

4.6

Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on March 20, 2013.

4.7

Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on May 6, 2013.

4.8	Second Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-33523) filed with the Commission on March 18, 2010.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Haskell & White LLP.

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	2006 Stock Incentive Plan, as amended. Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on August 9, 2013.

99.2	Form of agreement under the 2006 Stock Incentive Plan. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) which became effective June 8, 2007.

99.3

Form of 2006 Stock Incentive Plan Agreement for Performance-Based Options. Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 9th day of August, 2013.

COMBIMATRIX CORPORATION
(Registrant)

By:	/s/ MARK MCDONOUGH
Mark McDonough,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CombiMatrix Corporation does hereby constitute and appoint Mark McDonough and Scott R. Burell, and each of them, or their substitute or substitutes, his or her true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute and file any and all instruments, documents or exhibits which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARK MCDONOUGH	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2013
Mark McDonough

/s/ SCOTT R. BURELL	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 9, 2013
Scott R. Burell

/s/ R. JUDD JESSUP	Chairman of the Board	August 9, 2013
R. Judd Jessup

/s/ WEI RICHARD DING	Director	August 9, 2013
Wei Richard Ding

/s/ SCOTT GOTTLIEB, M.D.	Director	August 9, 2013
Scott Gottlieb, M.D.

/s/ RICHARD HOCKETT, JR., M.D.	Director	August 9, 2013
Richard Hockett, Jr., M.D.

/s/ ROBERT E. HOFFMAN	Director	August 9, 2013
Robert E. Hoffman

/s/ JEREMY M. JONES	Director	August 9, 2013
Jeremy M. Jones

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 001-33523), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e) of this Registration Statement.

4.2

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) filed with the Commission on December 26, 2006.

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1A to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on August 14, 2008.

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on December 4, 2012.

4.5

Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on October 1, 2012.

4.6

Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on March 20, 2013.

4.7

Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on May 6, 2013.

4.8	Second Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-33523) filed with the Commission on March 18, 2010.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Haskell & White LLP.

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	2006 Stock Incentive Plan, as amended. Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on August 9, 2013.

99.2	Form of agreement under the 2006 Stock Incentive Plan. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) which became effective June 8, 2007.

99.3

Form of 2006 Stock Incentive Plan Agreement for Performance-Based Options. Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on May 13, 2013.